Exhibit 10.28

REXAM

BEVERAGE CAN

Americas

June 25, 2002

Mr. Ray Malone

Corporate Director

Packaging and Ingredients

Coca-Cola Enterprises, Inc.

P.O. Box 723040

Atlanta, GA 31139-0040

Dear Ray:

It is agreed, for the balance of the term of the Can Supply Agreement, dated January 1, 1999 (the “Agreement”), as amended by the June 25, 2002 Amendment to the Agreement (the “Amendment”), that for purposes of evaluating a competitive offer under Section 4(b) (upon the reinstatement of such provision as provided for in the Amendment) and/or for purposes of determining whether we are selling to another customer at a price lower than CCE’s price under Section 4(a) of the Agreement, as amended, no adjustments will be made unless the competitive offer or price we are selling to another customer is less than *** of the then current price being charged to Coca-Cola Enterprises, Inc.

Please indicate your agreement with the terms of this letter by signing below and returning this letter to me.

Sincerely,

/S/ P.J. Sullivan
Patrick Sullivan Vice President, Sales

Agreed to and Accepted for and on behalf of Coca-Cola Enterprises, Inc.

By:	/S/ Ray Malone
Ray Malone

Title:	Corporate Director of Procurement

***CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.	REXAM BEVERAGE CAN COMPANY 8770 WEST BRYN MAWR AVENUE SUITE 175 CHICAGO, ILLINOIS 60631-3655 USA TEL: +1 773 399 3000